Exhibit 10.41

                            NOTE EXTENSION AGREEMENT

     THIS AGREEMENT (this "Agreement") is made and entered into as of the ____ day of ________________, by and between SoftNet Systems, Inc. ("SoftNet") and __________________ ("[LENDER]").

                               W I T N E S S E T H

     WHEREAS, SoftNet has delivered to [LENDER] or its predecessor in interest certain promissory note[s] dated _____________________, [_________________, and
________________] (the "Note[s]") in the aggregate principal amount of $____________; and

     WHEREAS, SoftNet and [LENDER] have previously agreed to extend the maturity of the Note[s] to _________________; and

     WHEREAS, Softnet and [LENDER] desire to extend the maturity of the Note[s] upon the terms and conditions set forth herein.

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. Maturity Date. The maturity date of [each of] the Note[s] is hereby extended to _____________________.

     2. Grant of Warrants. At the end of each calendar month between the date hereof and _________________, [LENDER] shall be granted warrants to purchase common stock as of the last day of each such month (as published in The Wall Street Journal). The number of warrants which shall be granted each month shall equal (a) the aggregate principal amount then outstanding under the Notes; divided by (b) 50,000; multiplied by (c) 1000. The warrants shall expire five
(5) years after the date of grant.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              [LENDER]


                              By:



                              SOFTNET SYSTEMS, INC.


                              By: